      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 1996

                                                       REGISTRATION NO. 333-3378
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   AMENDMENT

                                     NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         VIRUS RESEARCH INSTITUTE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                              2836                             22-3098869
  (STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)

                               61 MOULTON STREET
                         CAMBRIDGE, MASSACHUSETTS 02138
                                 (617) 864-6232
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             J. BARRIE WARD, PH.D.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         VIRUS RESEARCH INSTITUTE, INC.
                               61 MOULTON STREET
                         CAMBRIDGE, MASSACHUSETTS 02138
                                 (617) 864-6232
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

               SHELDON E. MISHER, ESQ.                                DAVID E. REDLICK, ESQ.
               STEVEN A. FISHMAN, ESQ.                                    HALE AND DORR
         BACHNER, TALLY, POLEVOY & MISHER LLP                            60 STATE STREET
                  380 MADISON AVENUE                               BOSTON, MASSACHUSETTS 02109
               NEW YORK, NEW YORK 10017                                   (617) 526-6000
                    (212) 687-7000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. / /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _________________________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 16.   EXHIBITS
 1.1.      Form of Underwriting Agreement*
 3.1.      Fifth Restated Certificate of Incorporation, as amended*
 3.2       Form of Third Certificate of Amendment to Fifth Restated Certificate of
           Incorporation*
 3.3.      By-laws, as amended*
 3.4.      Form of Fourth Amendment to Fifth Restated Certificate of Incorporation*
 3.5.      Form of Amendment to By-laws*
 5.1.      Opinion of Bachner, Tally, Polevoy & Misher regarding legality of securities offered*
10.1       1992 Equity Incentive Plan, as amended*
10.2       Form of Stock Option Agreement*
10.3       Lease dated December 1, 1991, between the Registrant and Moulton Realty Company.*
10.4       Series D Convertible Preferred Stock Purchase Agreement dated December 20, 1994*
10.5       Series D Convertible Preferred Stock Purchase Agreement dated January 5, 1996*
10.5(a)    Form of Modification Agreement to Series D Convertible Preferred Stock Purchase
           Agreements*
10.6       Second Amended and Restated Stockholders Agreement dated April 8, 1994 and amendments.*
10.6(a)    Form of Consent and Agreement to Amend Second Amended and Restated Stockholders
           Agreement*
10.7       Form of Warrant Agreement dated as of February 10, 1994.*
10.8       Form of Warrant to purchase shares of Common Stock dated February 10, 1994 issued pursuant to Exhibit 10.7.*
10.9       Loan Agreement dated as of September 14, 1995 between the Registrant and certain stockholders, with forms of Convertible Promissory Note and Warrant Agreement attached.*
10.10      Form of Warrant to purchase shares of Common Stock dated December 14, 1995 issued pursuant to Exhibit 10.9.*
10.11      Warrants issued to Comdisco, Inc. ("Comdisco") to purchase shares of Series A
           Preferred Stock and Series C Preferred Stock.*
10.12      Master Lease Agreement dated as of August 31, 1992, between the Registrant and
           Comdisco.*
10.13      License Agreement, dated as of May 1, 1992, between the Registrant and the
           President and Fellows of Harvard College ("Harvard") as amended.+*
10.14      License and Clinical Trials Agreement, dated as of February 27, 1995, between the
           Registrant and The James N. Gamble Institute of Medical Research (assigned to
           Children's Hospital of Cincinnati).+*
10.15      License Agreement, dated as of March 12, 1995, between the Registrant, Harvard and
           Dana-Farber Cancer Institute.+*
10.16      License Agreement, dated December 6, 1991, between the Registrant and
           Massachusetts Institute of Technology.+
10.17      License Agreement, dated March 8, 1995, between the Registrant and The Penn State
           Research Foundation.+*
10.18      License Agreement, dated as of December 13, 1994, between the Registrant and
           Pasteur Merieux Serums & Vaccins S.A. ("Pasteur Merieux").+
10.19      License Agreement, dated as of August 2, 1995, between the Registrant and Pasteur
           Merieux.+
10.20      Option Agreement, dated as of November 22, 1995, among the Registrant, Pasteur
           Merieux, OraVax, Inc., OraVax Merieux Co. and Merieux OraVax S.N.C. relating to
           PCPP.+*
10.21      Option Agreement dated as of November 22, 1995 among the Registrant, Pasteur
           Merieux, OraVax, Inc., OraVax Merieux Co. and Merieux OraVax S.N.C. relating to
           VibrioVec.+*
10.22      Research Agreement, dated January 10, 1996, between the Registrant and CSL
           Limited.+*

10.23      Collaborative Research and License Agreement, dated as of June 22, 1995, between the Registrant and SmithKline Beecham plc.+
10.24      Research and Development License and Option for Commercial License Agreement,
           dated as of December 28, 1995, between the Registrant and Chiron Corporation.+*
10.25      Warrants to purchase Common Stock issued to Silicon Valley Bank.*
11.1       Computation of Pro Forma Loss Per Share*
24.1       Consent of Bachner, Tally, Polevoy & Misher LLP (to be included in its opinion filed as Exhibit 5.1 hereto)*
24.2       Consent of Richard A. Eisner & Company, LLP -- Included on Page II-6*
24.3       Consent of Carella, Byrne, Baine, Gilfillan, Cecchi, Stewart & Olstein -- Included
           on Page II-8*
24.4       Consent of Hyman, Phelps & McNamara, P.C.*
24.5       Consent of Fish & Richardson, P.C.*
24.6       Consent of Dr. Volker Vossius -- Included on Page II-7*
25.1       Power of Attorney*
27.1       Financial Data Schedule*


- ---------------
 * Previously filed


 + Subject to confidential treatment request

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 28th day of May, 1996.


                                          VIRUS RESEARCH INSTITUTE, INC.

                                          By:        J. BARRIE WARD, PH.D.
                                              ---------------------------------
                                                     J. Barrie Ward, Ph.D.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------  -----------------------------------  ---------------
        /s/ J. BARRIE WARD, PH.D.           Chief Executive Officer and           May 28, 1996
- ------------------------------------------    Chairman of the Board (principal
          J. Barrie Ward, Ph.D.               executive officer)

         /s/ WILLIAM A. PACKER              President, Chief Financial Officer    May 28, 1996
- ------------------------------------------    and Director (principal financial
            William A. Packer                 officer)

          /s/ DAVID H. RAMSDELL             Vice President-Finance                May 28, 1996
- ------------------------------------------    (principal accounting officer)
            David H. Ramsdell

/s/                *                        Director                              May 28, 1996
- ------------------------------------------
        Costas E. Anagnostopoulos

/s/                *                        Director                              May 28, 1996
- ------------------------------------------
           John W. Littlechild

/s/                *                        Director                              May 28, 1996
- ------------------------------------------
            Alan M. Mendelson

        /s/ J. BARRIE WARD, PH.D.
- ------------------------------------------
          J. Barrie Ward, Ph.D.
           *As Attorney-in-fact

                                 EXHIBIT INDEX


                                                                                         PAGE
EXHIBIT                                                                                  NO.
- -------                                                                                  ----
 1.1.     Form of Underwriting Agreement*
 3.1.     Fifth Restated Certificate of Incorporation, as amended*
 3.2      Form of Third Certificate of Amendment to Fifth Restated Certificate of
          Incorporation*
 3.3.     By-laws, as amended*
 3.4.     Form of Fourth Amendment to Fifth Restated Certificate of Incorporation*
 3.5.     Form of Amendment to By-laws*
 5.1.     Opinion of Bachner, Tally, Polevoy & Misher regarding legality of securities offered*
10.1      1992 Equity Incentive Plan, as amended*
10.2      Form of Stock Option Agreement*
10.3      Lease dated December 1, 1991, between the Registrant and Moulton Realty
          Company.*
10.4      Series D Convertible Preferred Stock Purchase Agreement dated December 20,
          1994*
10.5      Series D Convertible Preferred Stock Purchase Agreement dated January 5,
          1996*
10.5(a)   Form of Modification Agreement to Series D Convertible Preferred Stock
          Purchase Agreements*
10.6      Second Amended and Restated Stockholders Agreement dated April 8, 1994 and amendments.*
10.6(a)   Form of Consent and Agreement to Amend Second Amended and Restated
          Stockholders Agreement*
10.7      Form of Warrant Agreement dated as of February 10, 1994.*
10.8      Form of Warrant to purchase shares of Common Stock dated February 10, 1994 issued pursuant to Exhibit 10.7.*
10.9      Loan Agreement dated as of September 14, 1995 between the Registrant and certain stockholders, with forms of Convertible Promissory Note and Warrant
          Agreement attached.*
10.10     Form of Warrant to purchase shares of Common Stock dated December 14, 1995 issued pursuant to Exhibit 10.9.*
10.11     Warrants issued to Comdisco, Inc. ("Comdisco") to purchase shares of Series
          A Preferred Stock and Series C Preferred Stock.*
10.12     Master Lease Agreement dated as of August 31, 1992, between the Registrant and Comdisco.*
10.13     License Agreement, dated as of May 1, 1992, between the Registrant and the
          President and Fellows of Harvard College ("Harvard") as amended.+*
10.14     License and Clinical Trials Agreement, dated as of February 27, 1995, between the Registrant and The James N. Gamble Institute of Medical
          Research (assigned to Children's Hospital of Cincinnati).+*
10.15     License Agreement, dated as of March 12, 1995, between the Registrant,
          Harvard and Dana-Farber Cancer Institute.+*
10.16     License Agreement, dated December 6, 1991, between the Registrant and
          Massachusetts Institute of Technology.+
10.17     License Agreement, dated March 8, 1995, between the Registrant and The Penn
          State Research Foundation.+*
10.18     License Agreement, dated as of December 13, 1994, between the Registrant and Pasteur Merieux Serums & Vaccins S.A. ("Pasteur Merieux").+
10.19     License Agreement, dated as of August 2, 1995, between the Registrant and
          Pasteur Merieux.+

                                                                                         PAGE
EXHIBIT                                                                                  NO.
- -------                                                                                  ----
10.20     Option Agreement, dated as of November 22, 1995, among the Registrant,
          Pasteur Merieux, OraVax, Inc., OraVax Merieux Co. and Merieux OraVax S.N.C.
          relating to PCPP.+*
10.21     Option Agreement dated as of November 22, 1995 among the Registrant,
          Pasteur Merieux, OraVax, Inc., OraVax Merieux Co. and Merieux OraVax S.N.C.
          relating to VibrioVec.+*
10.22     Research Agreement, dated January 10, 1996, between the Registrant and CSL
          Limited.+*
10.23     Collaborative Research and License Agreement, dated as of June 22, 1995, between the Registrant and SmithKline Beecham plc.+
10.24     Research and Development License and Option for Commercial License
          Agreement, dated as of December 28, 1995, between the Registrant and Chiron
          Corporation.+*
10.25     Warrants to purchase Common Stock issued to Silicon Valley Bank.*
11.1      Computation of Pro Forma Loss Per Share*
24.1      Consent of Bachner, Tally, Polevoy & Misher LLP (to be included in its opinion filed as Exhibit 5.1 hereto)*
24.2      Consent of Richard A. Eisner & Company, LLP -- Included on Page II-6*
24.3      Consent of Carella, Byrne, Baine, Gilfillan, Cecchi, Stewart &
          Olstein -- Included on Page II-8
24.4      Consent of Hyman, Phelps & McNamara, P.C.*
24.5      Consent of Fish & Richardson, P.C.*
24.6      Consent of Dr. Volker Vossius -- Included on Page II-7*
25.1      Power of Attorney*
27.1      Financial Data Schedule*


- ---------------
 * Previously filed

 + Subject to confidential treatment request